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                                 EXHIBIT 23.1
                             OWENS-ILLINOIS, INC.
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Selected Financial Data."

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-47519) of Owens-Illinois, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-57139) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program and the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, in the Registration Statement (Form S-8 No. 33-44252) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., in the Registration Statement (Form S-8 No. 33-57141) pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc., and in the Registration Statement (Form S-8 No. 333-47691) pertaining to the 1997 Equity Participation Plan of Owens-Illinois, Inc. of our report dated February 3, 1998 (except for information in the section entitled "Subsequent Event" on page 63, as to which the date is March 6, 1998) with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                                               /s/ Ernst & Young LLP
                                               ---------------------
                                               Ernst & Young LLP



Toledo, Ohio
March 30, 1998